Exhibit 99.1

For more information, please contact:

COMPANY Cindy Liu, Investor Relations Manager SkyPeople Fruit Juice, Inc. Tel: China + 86 - 29-8837-7161 Email: skypeople_annie@163.com Web: http://www.skypeoplefruitjuice.com	INVESTOR RELATIONS David Rudnick, Account Manager Precept Investor Relations LLC Tel: US +1 646-694-8538 Email: david.rudnick@preceptir.com

SkyPeople Announces Corporate Name Change to

Future FinTech Group Inc. to Reflect its Commitment to

E-Commerce and Agricultural Commodities Trading

XI'AN, China, June 9, 2017 /PRNewswire-Asia-FirstCall/ -- SkyPeople Fruit Juice, Inc. (NASDAQ: SPU) ("SkyPeople" or "the Company"), a producer of fruit juice concentrates, fruit juice beverages and other fruit-related products, today announced that it has changed its corporate name to Future FinTech Group Inc. The corporate name change reflects the Company’s deeper e-commerce commitment that will drive the future of its agricultural value chain through financial technology solutions.

“Our corporate name change to Future FinTech Group Inc. more accurately reflects the Company’s new business strategy and our future development plans,” commented Hongke Xue, Chief Executive Officer of Future FinTech Group Inc. “We have broadened our corporate strategy with our recent business development and our new name represents a rebranding due to our evolving business identity and culture.”

“We are very excited to be developing an innovative multi-purposed platform for our existing operating businesses as well as technology-driven synergies with our new business development to create an integrated value chain to uncover far-reaching opportunities for growth and profitability. We believe that our new corporate name, Future FinTech Group Inc., allows us to better represent our business to our customers and all of our stakeholders as it represents our new focus and capabilities,” added Mr. Xue.

The corporate name change was approved by the Company’s Board of Directors on March 30, 2017 and by shareholders holding a majority of the Company’s issued and outstanding capital stock on March 31, 2017. On June 6, 2017, the Company filed a Certificate of Amendment (the “Certificate”) with the Secretary of State for the State of Florida to amend and restate its articles of incorporation to change its name from SkyPeople Fruit Juice, Inc. to Future FinTech Group Inc., effective immediately. In addition, also effective as of June 6, 2017, the Company amended its amended and restated bylaws to reflect the name change.

The Company anticipates that its common stock will cease trading under the ticker symbol “SPU” and will begin trading under the ticker symbol “FTFT” as of June 12, 2017. In connection with the name change, the Company’s common stock will continue to trade on the Nasdaq Exchange and has been assigned a new CUSIP number of 36117V 105.

The Company has entered into several agreements, established a new subsidiary and made an acquisition to reflect its new business strategy:

On April 12, 2017, the Company announced that its indirect holding company, Xi’an Hedetang E-Commerce Co. Ltd., signed a one-year service agreement to market its products on the open platform Xunqin Mall with Zhenzhen Weipin Zhiyuan Information Technology Co., Ltd., one of whose shareholders is China Continental Insurance. The Company believes that joining Xunqin Mall will help generate regional sales for its Hedetang and Hede Jiachuan products and improve operating efficiencies.

On March 23, 2015, the Company announced the establishment of China Agricultural Commodity Trading Center (“CACTC”), a new company that has been formed to standardize and digitize agricultural products based on e-finance technology and market trading technology. CACTC will also develop an open platform pricing mechanism utilizing a fair market auction process to process market transactions. In addition, it is planned that various financial products will be developed to transact medium to long term commodities contracts of agricultural bulk products.

On March 17, 2017, the Company announced the acquisition of Shaanxi Quangoutong E-commerce Inc., (“Quangoutong”) a peer-to-peer (P2P) company, in order to effectively enter the FinTech sector. Quangoutong owns certain permits and licenses from local governments in China to conduct certain on-line financial service business in China.

On March 15, 2017, the Company announced that it signed a one-year business agreement with the Jiangsu Nongmuren Agricultural Products (“Nongmuren”) e-commerce platform. The Company believes that cooperation with Nongmuren could attracts hundreds of thousands of registered users on the platform each month, and accelerate an update of its marketing channels.

On March 6, 2017, the Company signed a one-year business agreement with China Aigo O2O Technology Inc. (Beijing) and joined the latter’s Aigo Integrity Alliance, which is a smart online-to-offline (O2O) platform and a unique marketing platform in the mobile Internet arena.

The Company intends to become the FinTech leader in the agriculture commodity industry in China by employing an innovative business model that integrates all of its growing and operating businesses. It is the Company’s view that the performance of products sold through e-commerce will experience an increase in revenue as this platform has become a more efficient way to buy and sell products.

“As our name change indicates, in addition to growing our traditional businesses leveraging e-commerce and new technology platforms, the Company’s goal is to build a regional agricultural products commodities trading market and to become a leader in agricultural finance technology. Our new corporate name, Future FinTech Group Inc., formalizes a shift in our corporate strategy that is synergistic in terms of our new businesses and more representative of our plans and goals,” concluded Hongke Xue, Chief Executive Officer of Future FinTech Group Inc.

About Future FinTech Group Inc.

Future FinTech Group Inc., a Florida company, through its wholly-owned subsidiary Pacific Industry Holding Group Co., Ltd. (“Pacific”), a Vanuatu company, and SkyPeople Juice International Holding (HK) Ltd., a company organized under the laws of Hong Kong Special Administrative Region of the People’s Republic of China and a wholly owned subsidiary of Pacific, holds 73.42% ownership interest in SkyPeople Juice Group Co., Ltd. (“SkyPeople (China)”) and 100% ownership interest in SkyPeople Foods (China) Co., Ltd. ("SkyPeople Foods China"). SkyPeople (China) and ("SkyPeople Foods China"), together with their operating subsidiaries in China, are engaged in the production and sales of fruit juice concentrates, fruit beverages, and other fruit related products in the PRC and overseas markets. The Company's fruit juice concentrates are sold to domestic customers and exported directly or via distributors. Fruit juice concentrates are used as a basic ingredient component in the food industry. Its brands, “Hedetang” and “SkyPeople,” which are registered trademarks in the PRC, are positioned as high quality, healthy and nutritious end-use juice beverages. For more information, please visit http://www.skypeoplefruitjuice.com.

Safe Harbor Statement

Certain of the statements made in this press release are "forward-looking statements" within the meaning and protections of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance, capital, ownership or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "plan," "point to," "project," "could," "intend," "target" and other similar words and expressions of the future.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2016 and otherwise in our SEC reports and filings, including the final prospectus for our offering. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov. We have no obligation and do not undertake to update, revise or correct any of the forward-looking statements after the date hereof, or after the respective dates on which any such statements otherwise are made.

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